Exhibit 10.2

TRANSACTION BONUS AGREEMENT

This transaction Bonus Agreement (this “Agreement”) is effective as of April 30, 2024 (the “Effective Date”), by and between DecisionPoint Systems, Inc., a Delaware corporation (the “Company”), and Melinda Wohl, an individual (the “Service Provider” and, together with the Company, the “Parties”). Capitalized terms used but not defined herein shall have the meaning given to such terms in that certain Agreement and Plan of Merger, dated April 30, 2024, by and among the Company, Barcoding Derby Buyer, Inc., a Delaware corporation, and Derby Merger Sub, a Delaware corporation and wholly owned subsidiary of Parent.

RECITALS

WHEREAS, the Company desires to enter into this Agreement in order to recognize the service of the Service Provider that has contributed to the current success of the Company as well as to incentivize the Service Provider to continue to provide service to the Company and help facilitate the closing of the transaction contemplated by the Merger Agreement (“Closing”) and maximize shareholder return in the process.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and conditions herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1. Transaction Bonus and Eligibility. Upon the Closing of the transaction contemplated by the Merger Agreement, provided the Service Provider has remained in the continuous employment or service relationship with the Company from the Effective Date through the date of the Closing, the Service Provider will be entitled to a payment of $396,400, less all applicable withholdings (“Bonus Amount”). In the event the Service Provider is not employed or in a service relationship with the Company on the date of the Closing for any reason, the Service Provider will have no right to the Bonus Amount and all rights of the Service Provider under this Agreement will terminate.

2. Payment of the Transaction Bonus. Any Bonus Amount payable under this Agreement shall be payable to the Service Provider by the Company or any successor thereto in a cash lump sum within five (5) days of the date of the Closing.

3. Tax Matters and Indemnification. The Company shall have the right to deduct from the Bonus Amount under the Agreement any and all federal, state and local taxes or other amounts required by law to be withheld. To the extent feasible, this Agreement will be interpreted and administered in all respects in a manner such that it is exempt from Section 409A of the Internal Revenue Code of 1986 (“Section 409A”) and, if such exemption is not feasible, in a manner that complies with Section 409A. In the event the Company determines that, as a result of Section 409A, the Bonus Amount, or a portion thereof, does not comply with Section 409A, the Company may take whatever actions as it deems reasonably necessary to comply with, or exempt this Agreement from, the requirements of Section 409A. In no event does the Company guarantee any particular tax consequences, outcome or tax liability to the Service Provider, and the obligation to pay taxes associated with the Agreement, including any liability imposed under Section 409A, will be the sole responsibility of the Service Provider. No provision of the Agreement will be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from the Service Provider or any other individual to the Company or its affiliates.

4. Severability. If any provision of the Agreement is held to be invalid, illegal, or unenforceable in whole or in part, for any reason, such provision or portion shall be deemed severed or limited, but only to the extent required to render the remaining provisions of the Agreement valid and enforceable. This Agreement as thus amended shall be enforced to give effect to the intention of the Parties insofar as that is possible.

5. Termination of this Agreement. If not sooner terminated pursuant to the terms of this Agreement, the entitlement to the Bonus Amount set forth in this Agreement will automatically terminate upon the termination of the Merger Agreement.

6. Governing Law; Jurisdiction and Venue; Waiver of Jury Trial. This Agreement shall be governed by the laws of the state of Delaware without reference to that jurisdiction’s choice of law rules, and the venue for the resolution of any disputes arising out of or related to this Agreement shall be exclusively in the state and federal courts of Delaware. The Parties freely consent to the personal jurisdiction and venue of those courts, waive any right to argue that personal jurisdiction or venue in any such court is improper, inappropriate, or inconvenient, and agree never to consent to any suit, action or proceeding arising under or related to this Agreement being brought in, transferred to, or litigated in any other court. To the fullest extent provided by state/local law, the Parties voluntarily waive the right to have a jury hear or decide any claim arising under or relating to this Agreement.

7. Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes any prior agreements or understandings between them, whether oral, written, or electronic, with respect to the subject matter hereof. The Parties do not rely, nor have they relied, on any statement, promise, or inducement concerning the terms or effects of the Agreement other than those expressly set forth herein.

8. Modification and Waiver. This Agreement may not be amended or modified except by written instrument executed by the Parties. No waiver by any Party of any breach of any condition or provision of this Agreement to be performed by the other Party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by any Party in exercising any right, power, or privilege under this Agreement operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

9. Language of the Agreement. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either Party. No Party shall be deemed the drafter of this Agreement. The Parties acknowledge that the terms of this Agreement are contractual and are the product of arms-length negotiations between the Parties.

10. Counterparts. This Agreement may be signed in counterparts (which may be effectively delivered by facsimile, PDF or other electronic means), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

11. Assignment. This Agreement shall not be assignable by the Service Provider but shall be binding upon his heirs, executors, administrators, agents and legal representatives. This Agreement shall inure to the benefit of the Company and its affiliates and their successors and assigns, as applicable.

12. Authority and Powers of the Board. The Board of Directors of the Company shall have full power, discretion and authority to construe and interpret this Agreement; to resolve any ambiguity in this Agreement; to resolve any questions concerning the amount of benefits payable to the Service Provider and to make all other determinations required under this Agreement.

13. Benefits Not Guaranteed. Neither the establishment nor maintenance of this Agreement shall provide any guarantee or other assurance that any amount will be payable under this Agreement.

14. Employment and Service Status. This Agreement does not provide the Service Provider with any right to remain employed by the Company or to continue to provide service to the Company and this Agreement shall not be construed or applied as an employment or consulting contract or obligation of any kind. Nothing in this Agreement shall abridge or diminish the rights of the Company to determine the terms and conditions of employment or contracts for services of the Service Provider or to terminate the employment or contract for services of the Service Provider with or without reason at any time.

16. Unfunded Status. This Agreement is unfunded. The rights of the Service Provider to payments under this Agreement shall be subject to the general creditors of the Company.

17. Clawback. The payments to the Service Provider pursuant to this Agreement or otherwise are subject to forfeiture or recovery or other action by the Company pursuant to any clawback policy of the Company (or any successor incentive compensation clawback policy generally applicable to similar level employees or service provider as the Service Provider), or that it may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

The Company:

DecisionPoint Systems, Inc.

By:	/s/ Steve Smith
Name:	Steve Smith
Title:	Chief Executive Officer

Service Provider:

/s/ Melinda Wohl
Melinda Wohl

[Signature Page to Transaction Bonus Agreement]